Exhibit 99.2

LiveXLive Media to Announce Second Quarter 2020 Financial Results on November 7, 2019

WEST HOLLYWOOD, CA – October 24, 2019 -- LiveXLive Media, Inc. (NASDAQ: LIVX) (“LiveXLive”), a global digital media company focused on live entertainment, plans to announce its operating and financial results for the quarter ended September 30, 2019 before the open of the U.S. financial markets on Thursday, November 7, 2019.

LiveXLive’s senior management will provide a business update and discuss its financial results in a live conference call and audio webcast beginning at 5:30a.m. Pacific time / 8:30a.m. Eastern time on Thursday, November 7, 2019.

Conference Call & Webcast Information

WHEN: Thursday, November 7 at 5:30a.m. Pacific time / 8:30a.m. Eastern time

DOMESTIC DIAL-IN: 844-746-0736

INTERNATIONAL DIAL-IN: 412-317-0796

For those unable to participate in the live conference call or webcast, a replay will be available until November 14, 2019. To access the replay, dial 877-344-7529 or 412-317-0088. The replay passcode is: 10136433. An archived webcast of the conference call can be accessed on the Investor Relations section of LiveXLive’s website at http://ir.livexlive.com/upcoming-events.

About LiveXLive Media, Inc.

Headquartered in Los Angeles, California, LiveXLive Media, Inc. (NASDAQ: LIVX) (the “Company”) is a global digital media company focused on live entertainment. The Company operates LiveXLive, the first ‘live social music network’, delivering premium livestreams, digital audio and on-demand music experiences from the world’s top music festivals and concerts, including Rock in Rio, EDC Las Vegas, the Montreux Jazz Festival, and many others. LiveXLive also gives audiences access to premium original content, artist exclusives and industry interviews. For more information, visit www.livexlive.com and follow us on Facebook, Instagram and Twitter at @livexlive.

Investor Contact:

Alex Wellins

The Blueshirt Group

ir@livexlive.com